UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2010

CHINA SHANDONG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-147666	20-8545693
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 530-3431658

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 17, 2010, management of China Shandong Industries, Inc. (the “Company”) concluded that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 (the “2009 Year”), and the Company’s unaudited consolidated financial statements for the quarter ended March 31, 2010 (the “2010 1st Quarter), could no longer be relied upon.

In May 2010, upon the request of the Company’s underwriter of the Company’s proposed public offering, the Company and its independent accountant, Bongiovanni & Associates, C.P.A.’s, conducted a review of the Company’s (i) audited consolidated financial statements for the 2009 Year, and (ii) unaudited consolidated financial statements for the 2010 1st Quarter.

During the course of such review, the Company determined that its revenues were understated by $9,885,472 for the 2009 Year and overstated by $54,831 for the 2010 1st Quarter with an overstatement of inventories by $7,173,838 as of December 31, 2009 and $7,150,617 as of March 31, 2010.

The reason for the discrepancy in such financial statements was that the Company was recognizing revenues on the date the Company “physically” received clearance papers from the Chinese customs department (“Customs”), to permit the Company to ship its products to purchasers of such products.  However, there exists a time gap between the date the Company receives the “physical” approval paper from Customs and the date Customs actually approves the release of the Company’s products to customers. The Company believes the date that Customs actually approves the release of the Company’s products from Customs is the more appropriate and accurate date for the Company to recognize revenues. As a result, the Company is restating its financial statements for (i) the 2009 Year and (ii) the 2010 1st Quarter. The Company did not find any understatement in revenues for the comparative year ended December 31, 2008 and the comparative quarter ended March 31, 2009.

The Company believes that such restatement will result in an increase in revenues to $69, 435,044 from $59,549,572 for its 2009 Year and a decrease from $19,461,568 to $19,406,737 for the 2010 1st Quarter, and its net income will increase to $12,021,155 from $9,987,430 for the 2009 Year, and decrease from $3,540,282 to $3,516,574 for the 2010 1st Quarter.

The Company intends to file as soon as possible hereafter, amendments to its Form 10-K for its 2009 Year, and to its Form 10-Q for the 2010 1st Quarter to include restated financial statements reflecting the above changes and any other required disclosure.

The Company’s management has discussed above matters with the Board of Directors and the Company’s independent registered public accounting firm, Bongiovanni & Associates, C.P.A.’s.

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Shandong Industries, Inc.

Date: June 23, 2010	By:	/s/ Jinliang Li
Name: Jinliang Li
Title: Chairman and Chief Executive Officer